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                      Securities and Exchange Commission

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 1996
                                                 ----------------

                       PENN TREATY AMERICAN CORPORATION
            (Exact name of Registrant as specified in its charter)

      PENNSYLVANIA                  0-15972                  23-1664166
     (State or other              (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification
     incorporation)                                            Number)


3440 LEHIGH STREET, ALLENTOWN PENNSYLVANIA      18103
(Address of principal executive offices)      (Zip code)

Registrant's telephone number, including area code: (610) 965-2222
                                                    --------------

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Item 5.  OTHER INFORMATION.

         On November 7, 1996, the Registrant announced that it planned to offer $60,000,000 aggregate principal amount (plus up to an additional $9,000,000 aggregate principal amount solely to cover over-allotments) of its Convertible Subordinated Notes due 2003 through initial purchasers (i) in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Act") and to institutional "accredited investors" as defined in the Act and (ii) outside the United States in reliance on Regulation S under the Act.

         On November 21, 1996, the Registrant announced that it entered into a purchase agreement providing for the sale of $65,000,000 aggregate principal amount of 6-1/4% Convertible Subordinated Notes due December 1, 2003 (the "Notes") and that the Registrant granted to the initial purchasers an option to purchase up to an additional $9,750,000 principal amount of the Notes solely to
cover over-allotments.   The Registrant also announced that the Notes were being
offered through initial purchasers (i) in the United States only to qualified institutional buyers in reliance on Rule 144A under the Act and to a limited number of institutional "accredited investors" as defined in the Act and (ii) outside the United States in reliance on Regulation S under the Act.

         On November 26, 1996, the Registrant sold $74,750,000 ($65,000,000 plus $9,750,000 pursuant to the exercise of the over-allotment option granted to the initial purchasers) aggregate principal amount of the Notes to the initial purchasers.

         The entire text of the Registrant's press releases is incorporated by reference herein and copies of the press releases have been filed as exhibits to this report.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         99.1           Press Release dated November 7, 1996

         99.2           Press Release dated November 21, 1996

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PENN TREATY AMERICAN CORPORATION

Date:  December 13, 1996          By:  /s/ A. J. Carden
                                       ----------------
                                       A. J. Carden
                                       Executive Vice President

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                                EXHIBIT INDEX

                                                      Sequentially
                                                        Numbered
Exhibit No.        Description                            Page
-----------        -----------                        ------------

99.1               Press Release dated
                   November 7, 1996

99.2               Press Release dated
                   November 21, 1996